Certificate Number

CERT.9999



Shares

* 0,000,000 *

JFB CONSTRUCTION HOLDINGS

INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA

Par Value $0.0001
Class A Common Stock

CUSIP NUMBER
46658E107

This Certifies That *** SPECIMEN ***

Is The Owner Of *** ZERO ***

FULLY PAID AND NON-ASSESSABLE SHARES OF THE CLASS A COMMON STOCK PAR VALUE OF $0.0001 EACH OF

JFB CONSTRUCTION HOLDINGS

TRANSFERABLE ON THE BOOKS OF THE CORPORATION IN PERSON OR BY DULY AUTHORIZED ATTORNEY UPON SURRENDER OF THIS CERTIFICATE PROPERLY ENDORSED. THIS CERTIFICATE IS NOT VALID UNTIL COUNTERSIGNED BY THE TRANSFER AGENT AND REGISTERED BY THE REGISTRAR. WITNESS THE FACSIMILE SEAL OF THE CORPORATION AND THE FACSIMILE SIGNATURES OF ITS DULY AUTHORIZED OFFICERS.

Joe Basile

Joseph F. Basile III
President & CEO

Dated: MONTH DD, YYYY

Countersigned and Registered By:
ClearTrust, LLC

Ruben Calderon

Ruben Calderon
CFO

JFB CONSTRUCTION HOLDINGS
Corporate Seal
NEVADA

Transfer Agent Authorized Signature
www. ClearTrustOnline.com